UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 29, 2008

(Date of Report; Date of Earliest Event Reported)

STEIN MART, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	0-20052	64-0466198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Riverplace Blvd., Jacksonville, Florida 32207

(Address of Principal Executive Offices Including Zip Code)

(904) 346-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On September 29, 2008, Stein Mart, Inc. (the “Company”) borrowed $75 million under its $150 million senior revolving secured credit facility (the “Facility”) pursuant to the Loan and Security Agreement, as amended, with a group of lenders, at the prime interest rate. The Company took this proactive step to increase its cash position to preserve its financial flexibility in light of the current uncertainty in the credit markets. The funds will be used to support seasonal working capital needs. The proceeds from this borrowing were invested on a short-term basis in AAA-rated United States Treasury money market funds. As of October 28, 2008, the Company had $100 million in direct borrowings at an interest rate of LIBOR plus 1.00% (4.24%) and $8.0 million of standby letters of credit outstanding under the Facility.

For additional information about the senior revolving secured credit facility, see Note 2 of the Notes to Consolidated Financial Statements in the Company’s Quarterly Report on Form 10-Q for the quarter ended August 2, 2008.

ITEM 7.01	REGULATION FD DISCLOSURE

On October 24, 2008, the Company issued a press release, a copy of which is attached as Exhibit 99.1, announcing that its Board of Directors has begun a nationwide search to replace Linda M. Farthing, President and Chief Executive Officer. Ms. Farthing will actively participate in the search for her successor.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Press Release dated October 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEIN MART, INC.
(Registrant)

Date: October 29, 2008	By:	/s/ James G. Delfs
James G. Delfs
Senior Vice President, Finance and
Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated October 24, 2008.